UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2024
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5775 N. Sam Houston Parkway W., Suite 400, Houston, TX, 77086
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On June 5, 2024, Flotek Industries, Inc. (the “Company”) held its annual meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders: (1) elected all six director candidates, (2) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, (3) ratified the appointment of KPMG, LLP as the Company’s independent auditor for 2024, and (4) approved an amendment to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.
A total of 25,058,651 shares of common stock of the Company attended the Meeting by proxy or in person, representing 84.5% of the Company’s outstanding common stock entitled to vote as of April 8, 2024, the record date. The results of the voting were as follows:
Item 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Harsha V. Agadi	19,138,409	515,111	35,326	5,369,805
Ryan G. Ezell	19,533,807	120,490	34,549	5,369,805
Evan R. Farber	19,295,843	323,157	69,846	5,369,805
Michael Fucci	19,440,408	178,641	69,797	5,369,805
Lisa Mayr	19,411,030	231,369	46,447	5,369,805
Matt D. Wilks	19,487,333	166,870	34,643	5,369,805
Item 2: Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
19,067,258	551,669	69,889	5,369,805
Item 3: Ratification of appointment of KPMG LLP as independent auditor for 2024.

For	Against	Abstain	Broker Non-Votes
24,550,939	166,772	340,940	N/A
Item 4: Approval of an amendment to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
19,240,595	345,026	103,225	5,369,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.
Date: June 5, 2024	/s/ Bond Clement
	Name:	Bond Clement
	Title:	Chief Financial Officer